Exhibit 10.2

BOLT BIOTHERAPEUTICS, INC.
CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into as of May 13, 2024 and will be effective as of July 15, 2024 (the “Effective Date”) between Bolt Biotherapeutics, Inc. (“Company”) and Edith A. Perez, M.D. (“Consultant”). Company desires to retain Consultant to perform certain consulting activities as described below, and Consultant desires to serve as a consultant to Company and perform such activities under the terms of this Agreement.

NOW, THEREFORE, Consultant and Company agree as follows:

1.
SERVICES AND COMPENSATION
(a)
Consultant agrees to act as a consultant to Company with respect to such matters and projects as are mutually agreed from time to time by and between Consultant and Company, and perform the services described on Exhibit A hereto (collectively, “Services”).
(b)
Company agrees to pay Consultant the compensation set forth in Exhibit A hereto for the performance of the Services.
2.
CONFIDENTIALITY
(a)
“Confidential Information” means any proprietary information technical data, trade secrets or know-how, including, but not limited to, research and product plans, products, services, markets, developments, inventions, processes, formulas, technology, marketing, finances or other business information disclosed to Consultant by Company either directly or indirectly in writing, orally or otherwise. Confidential Information also includes all Inventions (as defined below) and any other information or materials generated in connection with the Services.
(b)
Consultant shall not, during or subsequent to the term of this Agreement, use any Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of Company, or disclose Confidential Information to any third party. Consultant agrees that Confidential Information shall remain the sole property of Company. Consultant further agrees to take all reasonable precautions to prevent any unauthorized disclosure or use of Confidential Information. Notwithstanding the above, Consultant’s obligation under this Section 2(b) relating to Confidential Information shall not apply to information which (i) is known to Consultant at the time of disclosure to Consultant by Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant, or (iii) has been rightfully received by Consultant from a third party authorized to make such disclosure.
(c)
Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose to Company any proprietary information or trade secrets of any former or current employer or other person or entity to which Consultant has a duty to keep in confidence such information and that Consultant will not bring onto the premises of Company any unpublished document or proprietary information belonging to such employer, person or entity unless consented to in writing by the same. Consultant will indemnify Company and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys’ fees and costs of suit, arising out of or in connection with any violation or claimed violation by Company of such third party’s rights resulting in whole or in part from Company’s use of the work product of Consultant under this Agreement.
(d)
Consultant recognizes that Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for Company consistent with Company’s agreement with such third party.
(e)
Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will deliver to Company all Confidential Information and Company’s property relating thereto and all tangible embodiments thereof, in Consultant’s possession or control.
3.
OWNERSHIP
(a)
Consultant hereby irrevocably assigns to Company all right, title and interest in and to any information (including, without limitation, business plans and/or business information), technology, know-how, materials, notes, records, designs, ideas, inventions, improvements, devices, developments, discoveries, compositions, trade secrets, processes, methods and/or techniques, whether or not patentable or copyrightable, that are conceived, reduced to practice or made by Consultant alone or jointly with others in the course of performing the Services or through the use of Confidential Information (collectively, “Inventions”).
(b)
Consultant agrees to sign, execute and acknowledge or cause to be signed, executed and acknowledged without cost, but at the expense of Company, any and all documents and to perform such acts as may be necessary, useful or convenient for the purposes of perfecting the foregoing assignments and obtaining, enforcing and defending intellectual property rights in any and all countries with respect to Inventions. It is understood and agreed that Company or Company’s designee shall have the sole right, but not the obligation, to prepare, file, prosecute and maintain patent applications and patents worldwide with respect to Inventions.
(c)
Upon the termination of this Agreement, or upon Company’s earlier requests, Consultant will deliver to Company all property relating to, and all tangible embodiments of, Inventions in Consultant’s possession or control.
(d)
Consultant agrees that if, in the course of performing the Services, Consultant incorporates into any Invention developed hereunder any invention, improvement, development concept, discovery or other proprietary subject matter owned by Consultant or in which Consultant has an interest (“Item”), Consultant will inform Company in writing thereof, and Company is hereby granted and shall have a non-exclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, reproduce, display, use and sell such Item as part of or in connection with the exploitation of such Invention.
(e)
Consultant agrees that if Company is unable because of Consultant’s unavailability, mental or physical incapacity, or for any other reason, to secure Consultant’s signature to apply for or to pursue any application or registration for any intellectual property rights covering any Invention, then Consultant hereby irrevocably designates and appoints Company and its duly authorized officers and agents as

Consultant’s agent and attorney-in-fact, to act for and in Consultant’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of such intellectual property rights thereon with the same legal force and effect as if executed by Consultant.
4.
REPORTS. Consultant agrees, from time to time during the term of this Agreement, to keep Company advised as to Consultant’s progress in performing the Services and, as reasonably requested by Company, prepare written reports with respect thereto. It is understood that the time required in the preparation of such written reports shall be considered time devoted to the performance of the Services by Consultant. All such reports prepared by Consultant shall be the sole property of Company.
5.
TERM AND TERMINATION
(a)
This Agreement will commence on the Effective Date and will continue for twelve (12) months unless earlier terminated pursuant to this Section.
(b)
Either Consultant or Company may terminate this Agreement upon prior written notice thereof to the other party.
(c)
Upon termination of this Agreement, all rights and duties of the parties hereunder shall cease except:
(i)
Company shall be obliged to pay, within thirty (30) days after receipt of Consultant’s final statement, all amounts owing to Consultant for unpaid Services completed by Consultant and related expenses, if any, in accordance with the provisions of Section 1 hereof, and
(ii)
Sections 2, 3, 5(c), 6, 7, 9 and 10 shall survive termination of this Agreement.
6.
INDEPENDENT CONTRACTOR. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of Company, but Consultant shall perform the Services as an independent contractor. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement.
7.
ARBITRATION AND EQUITABLE RELIEF. Company and Consultant agree that any dispute or controversy arising out of, in relation to, or in connection with this Agreement, or the making, interpretation, construction, performance or breach hereof, shall be finally settled by binding arbitration in San Francisco, California under the then current rules of the American Arbitration Association by one (1) arbitrator appointed in accordance with such rules. The arbitrator may grant injunctive or other relief in such dispute or controversy. The decision of the arbitrator, shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court of competent jurisdiction. The parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator shall have no authority to award, punitive or exemplary damages against either party. The costs of the arbitration, including administrative and arbitrator’s fees, shall be shared equally by the parties. Each party shall bear the cost of its own attorneys’ fees and expert witness fees.
8.
CONFLICTING OBLIGATIONS. Consultant hereby certifies that he has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting agreement during the term of this Agreement. Consultant agrees to use his or her best efforts (A) to segregate Consultant’s Services performed under this Agreement from Consultant’s work done for third parties so as to minimize any questions of disclosure of, or rights under, any inventions, (B) to notify the President of the Company if at any time the Consultant believes that such questions may result from his or her performance under this Agreement and (C) to assist the Company in fairly resolving any questions in this regard which may arise. The Services performed hereunder will not be conducted on time that is required to be devoted to any other third party. The Consultant shall not use the funding, resources and facilities of any other third party, without the prior written consent of the Company, to perform Services hereunder and shall not perform the Services hereunder in any manner that would give any third-party rights or access to the product of such Services.
9.
NON-Solicit. During the term of this Agreement and for 12 months thereafter, Consultant will not, directly or indirectly, hire or solicit for hire any Company employee or encourage any Company employee to leave employment with Company. The foregoing restriction shall not prevent any Company employee from responding to a general industry solicitation or recruitment through advertisements directed to the public generally.
10.
GENERAL. This Agreement (together with the Exhibits hereto) is the sole agreement and understanding between Company and Consultant concerning the subject matter hereof, and it supersedes all prior agreements and understandings with respect to such matter. Any required notice shall be given in writing by customary means with receipt confirmed at the address of each party set forth below, or to such other address as either party may substitute by written notice to the other. Consultant shall not subcontract any portion of Consultant’s duties under this Agreement without the prior written consent of Company. Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Consultant without the express written consent of Company. Company may assign this Agreement to an entity that succeeds to substantially all of the business or assets of Company. This Agreement shall be governed by the laws of the State of California, without reference to it conflicts of law principles. This Agreement may only be amended or modified by a writing signed by both parties. Waiver of any term or provision of this Agreement or forbearance to enforce any term or provision by either party shall not constitute a waiver as to any subsequent breach or failure of the same term or provision or a waiver of any other term or provision of this Agreement. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to either Company or Consultant.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

BOLT BIOTHERAPEUTICS, INC. edith A. perez, M.D.

By: /s/William Quinn /s/Edith A. Perez

Name: William Quinn

Title: Chief Financial Officer

Address: 900 Chesapeake Drive Address: 1515 LAWNDALE RD.

Redwood City, CA 94063 KENWOOD, CA 95452

EXHIBIT A

SERVICES AND COMPENSATION

1. Services. Consultant will render to Company the following Services, as requested specifically by the Company:

•
Provide consulting services to Company regarding matters related to clinical development, including advising Company on strategies related to investigator engagement, providing periodic review of Company’s clinical data from ongoing programs, and providing introductions with investigators and collaborators.
•
Collaborate and provide advice and assistance to Company as is mutually agreed by the parties including providing input on clinical study designs.
•
Consultant will report to the CEO of the Company and work in close collaboration with the Company’s Senior Vice President, Clinical Development.

2. Compensation.

•
Consultant and Company agree to cancel the option grants listed below and continue vesting on the remainder of Consultant’s current option grants. Option grants that will be canceled:
•
10000360, dated 2/18/22 for 21,255 shares at $3.08 strike price
•
10000361, dated 2/18/22 for 188,745 shares at $3.08 strike price
•
EN-195, dated 9/3/20 for 34,101 shares at $4.34 strike price
•
ES-185, dated 9/3/20 for 12,142 shares at $4.34 strike price
•
ES-195, dated 9/3/20 for 10,899 shares at $4.34 strike price
•
ES-300, dated 2/4/21 for 100,000 shares at $20.00 strike price
•
Subject to Consultant providing services during the term of this Agreement, Consultant’s consulting relationship with Client under this Agreement immediately follows Consultant’s employment relationship with no break in service and therefore constitutes “Continuous Service” as defined in Client’s 2021 Equity Incentive Plan (the “2021 Plan”) and continuous service as described in the Client’s 2015 Equity Incentive Plan, as amended (the “2015 Plan”). As such, the remaining equity grants held by Consultant will have continued exercisability in accordance with their terms and will continue to vest during the term of this agreement. Except as described in this Exhibit, all other rights and obligations with respect to Consultant's equity awards will be as set forth in the applicable stock option agreement(s), grant notice(s) and Plan documents.
•
For the initial 80 hours of consulting, Company shall pay Consultant $300.00 per hour. After the initial 80 hours of consulting, Company shall pay Consultant $650.00/hour for consulting services, subject to a cap in annual compensation that shall not exceed $50,000 (“Annual Cap”). If Consultant anticipates exceeding the Annual Cap, Consultant will advise the Company and the parties will codify in writing a new higher Annual Cap, if there is agreement to exceed such amount.
•
Any travel and expenses must be pre-approved by the Company. Company shall reimburse Consultant for all reasonable travel and out-of-pocket expenses incurred by Consultant in performing Services pursuant to this Agreement that are pre-approved by Company.
•
Consultant shall submit to Company all statements for expenses incurred and Services performed on a monthly basis in a form prescribed by Company. Invoices shall be submitted to boltbioap@bill.com with copy to dcolburn@boltbio.com and wquinn@boltbio.com.
•
All payments and benefits provided for under this Agreement are intended to be exempt from or otherwise comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance thereunder (together, “Section 409A”) so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be exempt or so comply. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.